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                                                                      Exhibit 32

                             UNITED NATIONAL BANCORP
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of United National Bancorp (the "Company") for the quarter ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Thomas C. Gregor, as Chairman, President and Chief Executive Officer of the Company, and Alfred J. Soles, as Senior Vice President and Chief Financial Officer (Principal Financial Officer), each hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                            /s/ Thomas C. Gregor
                                            ------------------------------------
                                            Thomas C. Gregor
                                            Chairman of the Board, President and
                                            Chief Executive Officer

August 14, 2003


                                            /s/ Alfred J. Soles
                                            ------------------------------------
                                            Alfred J. Soles
                                            Senior Vice President and
                                            Chief Financial Officer
                                            (Principal Financial Officer)

August 13, 2003